                                                                   EXHIBIT 10.25


                      SIXTH AMENDMENT TO CREDIT AGREEMENT


This SIXTH AMENDMENT TO CREDIT AGREEMENT (the "Sixth Amendment") is dated as of September 25, 1995 by and between EASTERN ENVIRONMENTAL SERVICES, INC., a Delaware corporation ("Eastern"), the Subsidiaries of Eastern (together with Eastern, the "Borrowers"), and CORESTATES BANK, N.A., a national banking association (the "Bank"), with reference to the following

                                   BACKGROUND

     A. The Borrowers and the Bank have entered into a Credit Agreement dated May 5, 1992, as amended September 24, 1992, March 31, 1993, September 24, 1993, November 30, 1993, and September 26, 1994 (the "Agreement").

     B. The Borrowers and the Bank desire to amend and extend the Agreement as hereinafter set forth.

     C. All capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Agreement and are used herein as therein defined.

     THEREOF, in consideration of the premises contained herein and intending to be legally bound, the Borrowers and the Bank agree as follows:

     1.  Waiver of Certain Existing Defaults.  The Borrowers expressly
         ------------------------------------
acknowledge and agree that they are in Default under the Agreement because of their non-compliance with Sections 7.01, 7.02, 7.05, 7.06, and 7.07 of the Agreement as of June 30, 1995. Notwithstanding such Borrowers' Default, the Bank hereby waives such Borrowers' Default and the Borrowers' compliance with Sections 7.01, 7.02, 7.05, 7.06, and 7.07 as to June 30, 1995 only, provided
                                                                    --------
however, that such waiver shall not constitute a waiver as to any other Default
-------
under the Agreement, including, without limitation, any other non-compliance with Sections 7.01, 7.02, 7.03, 7.04, 7.05, 7.06 and 7.07 after June 30, 1995, nor impair any of the Bank's remedies under the Agreement as to any other
Default.

     2.  Termination Date.  The definition of "Termination Date" in Section 1.01
         -----------------
shall be deleted in its entirety and replaced by the following:

     "Termination Date" means, with respect to the Revolving Credit Commitment and the Refinancing Term Loan, the earlier of October 31, 1996 or the date on which the Commitment and the Refinancing Term Loan and the Letter of Credit Facility are terminated or prepaid in full pursuant to Sections 2.05, 2.11 or 8.01.

     3.  The Revolving Credit.  Section 2.01 of the Agreement shall be amended
         ---------------------
by adding the following at the end:

          Commencing September 25, 1995, the Bank agrees on the terms and conditions hereinafter set forth, to maintain the currently outstanding Revolving Credit Loans of the Borrowers from September 25, 1995 up to but not including the Termination Date in an aggregate amount which, when added to the aggregate Performance Letter of Credit Balance, shall not exceed at any time outstanding the lesser of (1) One Million Three Hundred Twenty One Thousand Dollars ($1,321,000), as such sum may be reduced pursuant to
     Section 2.05 or (2) the Current Borrowing Base. Effective September 25, 1995, any Revolving Credit Loans, once repaid, may not be re-borrowed.

     4.  The Letter of Credit Facility.  Section 2.04 of the Agreement shall be
         ------------------------------
     amended by adding the following at the end:

          Commencing September 25, 1995, the Bank agrees on the Terms and Conditions hereinafter set forth, to maintain currently outstanding Letters of Credit. No new Letters of Credit will be issued under the Letter of Credit Facility.

     5.  Termination or Reduction of Commitments.
         ----------------------------------------

     (a) Subsection (3) of Section 2.05 of the Agreement shall be amended by adding the following at the end: The Borrowers will use their best efforts to reduce the aggregate sum of the Commitment, plus the Refinancing Term Loan, plus the Letter of Credit Facility to the following levels on or before the applicable dates:

               Commitment Level     Applicable Date
               ----------------     ---------------
               $1,200,000           December 31, 1995
               $        0           July 1, 1996

     (b)  The following shall be added to section 2.05 as new subsection
     2.05(4):

          (4) Commencing September 25, 1995, the Revolving Credit Commitment shall be reduced by an amount equal to $12,500 per month payable on the first day of each month commencing October 1, 1995 against the outstanding Revolving Credit Loan balance at September 30, 1995, which is $1,321,000.

     (c)  The following shall be added to section 2.05 as new subsection
     2.05(5):

          (5) Commencing September 25, 1995, the Revolving Credit Commitment shall be further reduced, without duplication of the reduction called for in section 2.05(4), by an amount equal to the amount of any prepaid Revolving Credit Loans in excess of $12,500 per month and the amount of any Letters of Credit which are returned and cancelled.

     6.  Notes.  The sentence added to the end of Section 2.10 (2) by the Fifth
         ------
Amendment dated September 26, 1994, (the "Fifth Amendment"), shall be amended by adding the following at the end:

     Effective September 25, 1995, the number of installments shall be reduced to thirteen (13), with a fourteenth (14th) and final installment in an amount necessary to repay in full the unpaid principal amount of the Refinancing Term Loan on October 31, 1996.

     7.  Mandatory and Optional Prepayments.  Sections 2.11 (3), 2.11 (4) and
         -----------------------------------
2.11 (5) of Section 2.11 of the Agreement as added by the Fifth Amendment, shall be deleted in their entirety and replaced with the following:

          (3) The Borrowers shall immediately prepay the Loans, in accordance with Section 2.11 (2), in an amount equal to (a) the sum of the face amount(s) of any new outstanding obligations of the Borrowers for money borrowed, created between the date of the Sixth Amendment and the Termination Date, but specifically excluding equipment money purchase loans, and loan proceeds secured by the equipment, vehicles, and office furnishings of the Borrowers in excess of the amounts owed on the Refinancing Term Loan at the date of such loan and any funds borrowed using the Company's West Virginia or Kentucky properties as collateral with funds to be used for capital improvements at those facilities.

          (4) If by operation of Section 2.11(3), a mandatory prepayment is required to be made by the Borrowers and there are no Loans outstanding, then the Borrowers shall pay to the Bank an amount of cash equal to the lesser of (a) the prepayment required, or (b) 100% of the sum of the Performance Letter of Credit Balance, to be retained by the Bank in an account pledged as collateral security for the obligation of the Borrowers to reimburse the Bank under or in conjunction with this Agreement, pursuant to a pledge agreement in form and substance satisfactory to the Bank.

          (5) On the Termination Date, the Borrowers will pay to the Bank an amount of cash equal to 100% of the sum of the Performance Letter of Credit Balance pledged as collateral security for the obligation of the Borrowers to reimburse the Bank under or in conjunction with this Agreement pursuant to a pledge agreement in form and substance satisfactory to the Bank. All such amounts, including those received by operation of Section 2.11(4), shall be held in an interest bearing account and all interest earned thereon shall be paid over to the Borrowers monthly; provided, however,
                                                          ------------------
     that in the event that the stated amount of all outstanding Letters of Credit issued by the Bank are reduced, the Bank will return to the Borrowers any amounts of the collateral security held by the Bank under Sections 2.11(4) and 2.11(5) that exceeds the sum of (a) 100% of the sum of the Performance Letter of Credit Balance, and (b) the unpaid principal of, and interest on, Loans.

     8.  Minimum Working Capital.  Section 7.01 of the Agreement shall be
         ------------------------
amended by adding the following at the end:

          Commencing 9/30/95, the Borrowers will maintain at all times that the sum of consolidated current assets minus consolidated current liabilities (the maximum amount of the current portion of the Refinancing Term Loan shall be limited to $600,000 for the purposes of calculating compliance with this covenant) shall not exceed a deficit greater than One Million Five Hundred Thousand Dollars ($1,500,000), compliance with this covenant to be measured quarterly as at the end of each fiscal quarter.

     9.  Minimum Tangible Net Worth.  Section 7.02 of the Agreement shall be
         ---------------------------
amended by adding the following at the end:

          Commencing 9/30/95, compliance with this covenant shall be measured at the end of each fiscal quarter with the standards set forth below:

                                                  Minimum Tangible
                Date                              Net Worth ("TNW")
                ----                              -----------------
               9/30/95                            $8,600,000
              12/31/95                            $8,300,000
               3/31/96                            $8,100,000
               6/30/96                            $8,200,000
               9/30/96 and                        $8,400,000
                thereafter

     10.  Cash Flow Ratio.  Section 7.05 of the Agreement shall be amended by
          ----------------
deleting the material beginning "at 6/30/95" and by adding the following at the end:

          Commencing 9/30/95, the Borrowers will maintain at all times a ratio of (a) the sum of consolidated net income after taxes, plus depreciation, plus amortization, plus the cash proceeds received during the measurement period from asset sales of the Borrowers and cash proceeds from the issuance of stock, less non cash income to (b) the sum of all current maturities of long term Debt required to have been paid during that fiscal year, plus 100% of all capital expenditures, including all costs of acquisitions incurred during that fiscal year, on a consolidated basis, of not less than the following ratios at the following dates, compliance with this covenant to be measured annually as at each fiscal year end date:

                                                  Cash Flow Ratio
               Date                               Not Less Than
               ----                               -------------
               6/30/96 and                        1.00 to 1.00
                thereafter

     11.  Minimum Pre-Tax Income (Maximum Pre-Tax Loss).  Section 7.06 of the
          ----------------------------------------------
Agreement shall be deleted in its entirety.

     12.  Maximum Capital Expenditures.  Section 7.07 of the Agreement shall be
          -----------------------------
amended by adding the following at the end:

          Commencing the fiscal quarter beginning after 9/30/95, the Borrowers agree that the sum of (a) capital expenditures plus landfill development costs, shall not exceed the sum of (b) consolidated net income, plus depreciation and amortization, plus the cash proceeds received during the measurement period from asset sales of the Borrowers or cash proceeds from the issuance of stock, less the amount of all current maturities of long term Debt required to have been paid during the measurement period, compliance with this covenant to be measured quarterly, on a cumulative basis for the current fiscal year, as at the end of each fiscal quarter for the period then ended.

     13.  Events of Default.  Section 8.01(10) of the Agreement shall be deleted
          ------------------
in its entirety.

     14.  Amendment of Loan Documents.  Any and all corresponding portions of
          ----------------------------
all Loan Documents are hereby amended to conform to and be consistent with the amendments to the Agreement set forth above.

     15.  Non-amendment of Other Terms.  All other terms of the Agreement and
          -----------------------------
the other Loan Documents shall be unaffected by this Sixth Amendment and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have each caused this Sixth Amendment to be duly executed by their duly authorized officers as of the date set forth above.
                                              CORESTATES BANK, N.A.

                                            By:\s\ Edmund L. Green, AVP
                                               ------------------------
                                                    Edmund L. Green
                                               Assistant Vice-President

EASTERN ENVIRONMENTAL                          S&S GRADING, INC., A
 SERVICES, INC.                                West Virginia Corporation

By:\s\ William C. Skuba, President       By:\s\ William C. Skuba, President
   -------------------------------          -------------------------------
               Title                                     Title

NHD, INC, a Pennsylvania                    PULASKI GRADING, INC., a
 SERVICES, INC.                                   Kentucky Corporation

By:\s\ William C. Skuba, President       By:\s\ William C. Skuba, President
   -------------------------------          -------------------------------
               Title                                     Title

EASTERN ENVIRONMENTAL SERVICES            CAROLINA GRADING, INC., a
 OF THE NORTHEAST, INC., a                    South Carolina Corporation
 New York corporation

By:\s\ William C. Skuba, Secretary       By:\s\ William C. Skuba, President
   -------------------------------          -------------------------------
               Title                                     Title

EASTERN ENVIRONMENTAL SERVICES            PULASKI SANITATION, INC.,
 OF THE SOUTHEAST, INC., a                       a Kentucky corporation
 Florida corporation

By:\s\ William C. Skuba, Secretary       By:\s\ William C. Skuba, President
   -------------------------------          -------------------------------
               Title                                     Title

ADVANCED ANALYTICAL LABORATORIES,            WRN PROPERTIES, INC., a
 INC., a Delaware corporation                   Pennsylvania corporation

By:\s\ William C. Skuba, President       By:\s\ William C. Skuba, President
   -------------------------------          -------------------------------
               Title                                     Title
                      (Signatures Continued on Next Page)

EASTERN REAL PROPERTY, INC.            ALL WASTE REFUSE SERVICES,
a Florida corporation                             INC., a South Carolina
                                                            corporation

By:\s\ William C. Skuba, President       By:\s\ William C. Skuba, President
   -------------------------------          -------------------------------
               Title                                     Title

A.W.S. OF VIRGINIA INCORPORATED,
a Virginia corporation

By:\s\ William C. Skuba, President
   -------------------------------
               Title